Exhibit 23.4

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Woodside Energy Group Ltd (f/k/a Woodside Petroleum Ltd) (the “Company”) of information from our reports as of 31 December 2021, 2020, and 2019, prepared for the Company and included in the Prospectus (File No. 333-264268) of the Company, dated as of April 15, 2022, as supplemented, and the reference to our firm under the caption “Experts” included therein.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ C.H. (Scott) Rees III
C.H. (Scott) Rees III, P.E.
Executive Chairman

Dallas, Texas

2 June 2022